EXHIBIT 23.1







CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1995 incorporated by reference in Capital City Bank Group, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

June 2, 1995


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                                         EXHIBIT 23.2




CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Capital City Bank Group, Inc. on Form S-8 of our report dated February 4, 1994, on our audits of the consolidated statements of condition of Capital City Bank Group, Inc. and subsidiaries, as of December 31, 1993, and the related consolidated statements of income, consolidated and parent company statements of shareholders' equity and consolidated statements of cash flows for each of the years in the two-year period ended December 31, 1993.


/s/ James D. A. Holley & Co.

JAMES D.A. HOLLEY & CO.

June 8, 1995